     As filed with the Securities and Exchange Commission on March 9, 1998
                                                     Registration No.33-________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        WADDELL & REED FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                          51-0261715
     (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)          Identification No.)

                               6300 Lamar Avenue
                         Shawnee Mission, Kansas 66202
                                (913) 236-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          WADDELL & REED FINANCIAL, INC. SAVINGS AND INVESTMENT PLAN
                           (Full title of the plan)

                                 Sharon Pappas
                     Senior Vice President-General Counsel
                             Waddell & Reed, Inc.
                               6300 Lamar Avenue
                        Shawnee Mission, Kansas  66202
                                (913) 236-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
  Title of each class of         Amount          Proposed        Proposed      Amount of
     securities to be            to be           Maximum         Maximum      Registration
        registered             Registered     Offering Price    Aggregate         Fee
                                               Per Share/1/   Offering Price
---------------------------------------------------------------------------------------------
 Waddell & Reed             2,000,000 shares      $26.50       $53,000,000       $15,635
 Financial, Inc. Class A
 Common Stock
=============================================================================================

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


________________
     /1/ Calculated pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices reported for Waddell & Reed Financial, Inc. Class A common stock in the consolidated reporting system on March 5, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Waddell & Reed Financial, Inc. (the "Registrant" or the "Company") and the Waddell & Reed Financial, Inc. Savings and Investment Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents:

     (a)(1) The Plan's latest annual report on Form 11-K filed pursuant to
Section 15(d) of the Securities Exchange Act of 1934 for the most recent fiscal year

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referenced to in (a) above

     (c) The description of Registrant's common stock contained in the Form 10 Registration Statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase in violation of (S) 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of such provision will not adversely affect any right or protection of a director existing under such provision for any act or omission occurring prior to such amendment or repeal.

     The Bylaws provide that the Company will indemnify any person who was or is a party to any threatened, pending, or completed action, suit, or proceeding because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, or other enterprise. The Bylaws provide that this indemnification will be from and against expenses, judgments, fines, and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     (4)(a) Waddell & Reed Financial, Inc. Savings and Investment Plan

     (23) Consent of KPMG Peat Marwick LLP to incorporation by reference of their audit report of May 2, 1997 into the Form S-8 Registration Statement for the Waddell & Reed Financial, Inc. Savings and Investment Plan

     (24)   Powers of attorney

     The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.     UNDERTAKINGS.

     (a)    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 9, 1998.

                              WADDELL & REED FINANCIAL, INC.



                              By:  /s/ Keith A. Tucker
                                   ------------------------------------
                                   Keith A. Tucker
                                   Chairman of the Board


                                   /s/ Henry L. Herrmann
                                   ------------------------------------
                                   Henry L. Herrmann
                                   President, Chief Executive Officer, and
                                   Director
                                   (Principal Financial Officer)


                                   /s/ Michael D. Strohm
                                   ------------------------------------
                                   Michael D. Strohm
                                   Principal Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          *                                        *
__________________________________      _______________________________
David L. Boren, Director                Joseph M. Farley, Director


          *                                        *
__________________________________      _______________________________
Louis T. Hagopian, Director             Robert L. Hechler, Director


          *                                        *
__________________________________      _______________________________
Keith A. Tucker, Director               Henry J. Herrmann, Director

          *                                        *
__________________________________      _______________________________
Joseph L. Lanier, Jr.                   Harold T. McCormick, Director


          *                                        *
__________________________________      _______________________________
George J. Records, Director             R. K. Richey, Director



                    By:/s/ Carol A. McCoy         Date:  March 9, 1998
                    --------------------------
                    Carol A. McCoy
                    Attorney-in-fact


     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 9, 1998.

                    WADDELL & REED FINANCIAL, INC. SAVINGS AND INVESTMENT PLAN

                 By: COMPASS BANK, as Trustee

                    By:  /s/ Wayne M. Langevin
                    ---------------------------
                    Wayne M. Langevin
                    Vice President

EXHIBIT 4(A)